UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 27, 2026
Date of Report (date of earliest event reported)
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Innventure, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42303 (Commission File Number)	93-4440048 (I.R.S. Employer Identification Number)
6900 Tavistock Lakes Blvd, Suite 400 Orlando, Florida 32827
(Address of principal executive offices and zip code)
(321) 209-6787
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
As previously announced, Innventure, Inc. (“Innventure” or the “Company”) will host an operating company CEO conference call today at 5:00 p.m. ET, featuring executive commentary from the chief executive officers of Accelsius Holdings LLC, AeroFlexx, LLC, and Refinity Olefins, LLC, each an operating subsidiary company of Innventure.
A replay of the event webcast, which will be open to all, will be made available on Innventure’s investor relations website shortly following the call.
Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the presentation that Innventure will use during the conference call. The presentation will also be available on the “News & Events: Presentations” page of Innventure's website: https://ir.innventure.com/news-events/presentations.
Item 8.01     Other Events.
On February 25, 2026, the Company’s Board of Directors (the “Board”) adopted stock ownership guidelines (the “Guidelines”) applicable to the Company’s non-management directors and executive officers and specified senior officers in furtherance of the Company’s commitment to strong corporate governance and to further align the interests of its leadership with those of its stockholders.
Under the Guidelines, (a) non-employee directors are expected to hold shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), having a value equal to at least three times their annual cash retainer, (b) the Company’s Chief Executive Officer is expected to hold shares of Common Stock having a value equal to at least five times his or her annual base salary, and (c) the Company’s other executive officers and specified senior officers are expected to hold shares of Common Stock having a value equal to at least three times their respective annual base salaries. Shares of Common Stock counted toward satisfaction of the Guidelines include (1) shares directly owned; (2) vested stock awards, including such awards that have been deferred for future delivery; (3) shares relating to unvested time-based restricted stock and restricted stock units; (4) shares owned jointly with spouse; (5) shares held in a trust established by the applicable officer or director for the benefit of such individual and/or his or her family members; (6) shares held by the purchase of stock through an employee stock purchase plan; and (7) shares held in a 401(k) or similar qualified or non-qualified retirement plan.
Covered individuals are generally expected to achieve the applicable ownership levels within five years of becoming subject to the Guidelines. Until the applicable ownership level is achieved, covered individuals are required to retain a specified percentage of “net profit shares” from each award on exercise, vesting or earning of an equity award granted at or following the later of the implementation date of the Guidelines or the date such person became subject to the Guidelines. “Net profit shares” means shares received on vesting or earning of restricted stock/restricted stock units, net of shares for taxes; and shares received on exercise of stock options, net of shares tendered or withheld for payment of exercise price and shares for taxes. Non-management directors are required to hold 100% of net profit shares, and executive officers and senior officers covered by the Guidelines are required to retain 50% of net profit shares.
The foregoing description of the Guidelines is a summary only and is qualified in its entirety by reference to the full text of the Guidelines, which are available on the Company’s website at https://ir.innventure.com/corporate-governance/documents-charters. The Company intends to review the Guidelines from time to time and may amend them as it deems appropriate.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Investor Presentation dated April 27, 2026
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNVENTURE, INC.

Date: April 27, 2026	By:	/s/ David Yablunosky
	Name:	David Yablunosky
	Title:	Chief Financial Officer